AMENDMENT NO. 7 TO THE CONSTELLIUM SE 2013 EQUITY INCENTIVE PLAN WHEREAS, Constellium SE, a French Societas Europaea (the “Company”), has adopted the Constellium SE 2013 Equity Incentive Plan (as amended from time to time, the “Plan”); WHEREAS, from time to time the Company’s shareholders have approved specific amounts of Shares (each such amount, a “Specific Envelope”) underlying Awards that may be granted under this Plan until exhaustion of a Specific Envelope or within a certain time period following each such shareholder approval of a Specific Envelope; WHEREAS, most recently prior to this Amendment No. 7, at the May 2024 shareholders meeting, the shareholders approved a currently available Specific Envelope in the amount of 6,000,000 Shares, which authorization is valid with respect to Award grants to be made on or prior to July 1, 2027; WHEREAS, in connection with the Company determination on June 30, 2025 (the “Determination Date”) that it would cease to qualify as a “foreign private issuer” and in accordance with the associated requirements set forth in the Listed Company Manual of the New York Stock Exchange (“NYSE”), the Board of Directors of the Company (the “Board”) has approved an amendment of the Plan to memorialize the maximum number of shares available for Awards under the Plan as of the Determination Date; WHEREAS, all Awards granted prior to the Determination Date were granted in accordance with the terms of the Plan and applicable home country law, taking into account applicable accommodations available for the Company as a foreign private issuer pursuant to the Listed Company Manual of the NYSE; WHEREAS, after the Determination Date, the Company shall continue to be able to deliver such number of Shares which are subject to Awards granted prior to the Determination Date, whether within or outside of Specific Envelope authorizations, in each case in accordance with the Plan (as in effect on the relevant grant date) and applicable home country law; and WHEREAS, the Board desires to document such amendment to the Plan. NOW, THEREFORE, pursuant to Section 12(c) of the Plan, effective as of the Determination Date, the Plan is hereby amended as follows: 1. Plan Maximum. Section 3(a) of the Plan is hereby replaced in its entirety by the following: “(a) Plan Maximum. The maximum number of Shares underlying Awards that may be granted under this Plan shall be the specific amount approved from time to time by the shareholders (which, as of June 30, 2025, was 6,000,000 Shares as approved by the shareholders at the May 2024 shareholders meeting).” 2. Miscellaneous. (a) Full Force and Effect. Except as expressly amended by this Amendment, all terms and conditions of the Plan and any Awards thereunder shall remain in full force and effect. (b) Governing Law. This Amendment shall be governed by the substantive laws, but not the choice of law rules, of France. Approved by the Board of Directors of Constellium SE on February 16, 2026